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                                                                    EXHIBIT 99.5
                              CLASS B COMMON STOCK

                               OLSTEN CORPORATION
                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints      and      , and each of them, with full
power of substitution, as the proxy or proxies of the undersigned to vote all shares of class B common stock of Olsten Corporation ("Olsten") which the undersigned is entitled to vote at the special meeting of stockholders of Olsten to be held at Olsten Corporation, 175 Broad Hollow Road, Melville, New York on
     2000, at      a.m. eastern time, and at any adjournment or postponement
thereof, with all powers that the undersigned would have if personally present thereat:
1. To approve the merger and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 17, 1999 by and among Adecco SA, a SOCIETE ANONYME organized under the laws of Switzerland, Staffing Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Adecco, and Olsten;

            / /  FOR            / /  AGAINST            / /  ABSTAIN
2.  To approve the Olsten Health Services Executive Officers Bonus Plan;
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3.  To approve the Olsten Health Services 1999 Stock Incentive Plan;
            / /  FOR            / /  AGAINST            / /  ABSTAIN
4. To approve the Olsten Health Services Stock & Deferred Compensation Plan for Non-Employee Directors; and
            / /  FOR            / /  AGAINST            / /  ABSTAIN
5.  To approve Olsten Health Services Employee Stock Purchase Plan.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS 1-6.

                                                       (CONTINUED ON OTHER SIDE)
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(CONTINUED FROM OTHER SIDE)

6.  To approve any adjournments to or postponements of the special meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-6.

                                             DATED: ______________________, 1999

                                             ___________________________________
                                                  Signature of Stockholder

                                             ___________________________________
                                                  Signature if held jointly

                                             Please sign exactly as name appears
                                             above. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.